Exhibit 99.1

Press Release

INTERACTIVE DATA ACHIEVES FULL-YEAR 2009 TARGETS FOR

REVENUE, INCOME FROM OPERATIONS AND NET INCOME

Company Reports Fourth-Quarter and Full-Year 2009 Results

BEDFORD, Mass – February 23, 2010 – Interactive Data Corporation (NYSE: IDC) today reported its financial results for the fourth quarter and full year ended December 31, 2009. Interactive Data’s fourth-quarter 2009 revenue of $194.1 million was unchanged from the fourth quarter of 2008. Income from operations in the fourth quarter of 2009 was $50.4 million, an 11.7% decrease from $57.1 million in the same period one year ago. Net income attributable to Interactive Data for the fourth quarter of 2009 was $33.0 million, or $0.34 per diluted share, a decrease of 17.6% over net income of $40.1 million, or $0.42 per diluted share, in the fourth quarter of 2008.

For the year ended December 31, 2009, Interactive Data’s revenue grew to $757.2 million from $750.5 million in 2008. Income from operations for 2009 was $207.7 million, compared with $209.7 million in 2008. Net income attributable to Interactive Data for 2009 was $141.2 million, or $1.47 per diluted share, versus $142.6 million, or $1.48 per diluted share, in the comparable period of 2008.

“Interactive Data successfully navigated through some of the most challenging conditions that our industry has experienced to achieve our full-year 2009 profit targets and deliver solid growth in net cash provided by operating activities,” stated Ray D’Arcy, Interactive Data’s president and chief executive officer. “Our organic revenue growth of 2.8% in 2009 was driven by the resilience of our fixed income evaluations and reference data offerings, which enabled our Pricing and Reference Data business to grow organically at 6.0% for the year. The combination of our top-line growth and decisive cost-control initiatives implemented earlier in the year enabled the Company to increase its underlying profitability by 5.5%. Market conditions began to show signs of stabilization starting in the third quarter of 2009, and this trend continued through the fourth quarter.”

Commenting on the Company’s fourth-quarter 2009 performance, D’Arcy said, “Our fourth-quarter 2009 results were generally in line with our expectations entering the quarter. In terms of revenue, the contributions from acquisitions and the positive impact of foreign exchange offset a 3.4% decline in organic revenue. The decline in organic revenue reflects several factors. First, our performance compared against record fourth-quarter 2008 revenue that was aided by more than $5 million in certain one-time sales, strong usage-related revenue and other items. Second, we continued to experience softness in our active trader and real-time datafeed services. Fortunately, this softness was partially offset by sustained demand for our fixed income evaluations and reference data services. We continued to carefully manage our operating expenses during the fourth quarter of 2009. However, we received an updated pension valuation related to the Company’s overseas pension plan, which reduced our fourth-quarter 2009 income from operations by $3.4 million and fourth-quarter 2009 net income by $2.2 million. Other factors that impacted fourth-quarter 2009 net income were an increase in depreciation and amortization, lower interest income and a higher effective quarterly tax rate.

“We are encouraged by the continued stabilization of market conditions during the fourth quarter, which is reflected by new sales that were the highest of any quarter in 2009 and cancellation levels that were on a par with the prior two quarters,” D’Arcy added. “From a strategic perspective, we move into 2010 with good momentum and we are well positioned to help customers continue adapting to ongoing changes in technology, market structure and regulations. We have continued to make investments to enhance and expand our fixed income evaluation and reference data services, which we believe will drive even greater customer adoption. In December 2009, we formed the Real-Time Market Data and Trading Solutions Group, which combines the resources of our eSignal, Managed Solutions, and Real-Time Services businesses into a single organization. This initiative supports our plans to integrate our suite of real-time market data and innovative, hosted technology services and solutions to more effectively capitalize on opportunities in the wealth management and electronic trading sectors. In addition, we recently completed three acquisitions that help further strengthen our real-time capabilities in the wealth management and electronic trading sectors, and provide us with a direct presence in the Middle East. These recent acquisitions, combined with our ongoing investments in our content, capabilities, delivery platforms and infrastructure, are enabling us to address a wide range of valuation, transparency, risk management, compliance, electronic trading and wealth management challenges facing our customers around the world.”

In terms of the Company’s outlook for 2010, D’Arcy concluded, “Looking ahead, although the market stabilization we’ve observed over the past several months has been encouraging, there is still a degree of uncertainty regarding overall market conditions in 2010. We anticipate that 2010 revenue will range between $810 million and $830 million due to the contribution from recent acquisitions and improved organic revenue performance over the coming quarters. Our anticipated revenue growth, in combination with ongoing cost-control initiatives, will enable us to support healthy operating income margins in the range of 25% to 26% even as we make important strategic investments, reinstate certain incentive bonus compensation programs and merit-based annual salary increases, and incur higher depreciation and amortization expense. In addition, producing substantial net cash provided by operating activities has been a hallmark of Interactive Data’s business model for many years, and we expect this trend to continue in 2010.”

Segment Reporting, Related Operating Highlights and Revenue by Geography

Institutional Services Segment:

•

Interactive Data Pricing and Reference Data reported fourth-quarter 2009 revenue of $127.6 million, an increase of $3.1 million, or 2.5%, over the prior year’s fourth-quarter 2008 revenue (or an increase of $1.2 million, or 0.9%, before the effects of foreign exchange). NTT DATA Financial (NDF), in whom we acquired an 80% interest in December 2008 and subsequently acquired an additional 10% interest during the second quarter of 2009, contributed a net of $1.7 million to fourth-quarter 2009 revenue. Fourth-quarter 2009 organic revenue for Interactive Data Pricing and Reference Data, which excludes the effects of foreign exchange, incremental contributions from NDF, and related intercompany eliminations associated with NDF and the Online Financial Solutions (“OFS”) data and tools assets that were acquired in December 2009, was essentially unchanged from the same period last year. While we continued making progress to expand this business in both the U.S. and Europe, comparisons with the fourth-quarter of 2008 are complicated since the year-ago quarter included more than $5 million in certain one-time sales, strong usage-related revenue due in part to increased frequency related to the volatility in the fixed income markets, and other items. During the fourth quarter of 2009, Interactive Data Pricing and Reference Data began delivering intraday fixed income valuations to help clients around the world more closely monitor portfolio value changes, and provide European and Asian domiciled funds with new inputs to their fair value procedures.

•

Interactive Data Real-Time Services generated fourth-quarter 2009 revenue of $37.3 million, a decrease of $1.6 million, or 4.2%, over the same quarter last year (or a decrease of $3.6 million, or 9.3% before the effects of foreign exchange). In early December 2009, Interactive Data completed its acquisition of the OFS data and tools assets from Dow Jones & Co. Organic revenue for Interactive Data Real-Time Services, which excludes the one-month contribution of $1.0 million in revenue from the OFS data and tools assets and the effects of foreign exchange, decreased 11.7% from the same period last year. This performance primarily reflects the impact of increased real-time datafeed services cancellations primarily related to market conditions during the past several quarters, partially offset by strong organic revenue results for its Web-based solutions in the U.S. In January 2010, Interactive Data launched ETF CenterSM, a fully-hosted and customizable Web-based portal that Registered Investment Advisors (RIAs) and wealth managers can integrate into their own websites and other online applications.

•

Interactive Data Fixed Income Analytics reported revenue for the fourth quarter of 2009 of $8.6 million, an increase of 1.2% over the fourth quarter of 2008. During the fourth quarter of 2009, this business released BondEdge® Asset Manager, a new package of capabilities designed to assist portfolio managers and analysts at asset management firms in managing and reporting on the relative risk between their portfolios and relevant indices or liability benchmarks.

Active Trader Services Segment:

•

eSignal’s fourth-quarter 2009 revenue of $20.6 million decreased by $1.6 million, or 7.1%, from the fourth quarter of 2008 (or a decline of $1.7 million, or 7.7%, before the effects of foreign exchange) due to lower average subscription fees and lower advertising revenue. As of December 31, 2009, eSignal managed approximately 56,500 direct subscription terminals, which is 3.0% higher than the number of direct subscription terminals as of December 31, 2008. During the fourth quarter of 2009, this business released Market-QSM 3.2, which provides upgraded features to enable users to track real-time streaming market data directly from their Web browser, including advanced charting, alerts, option chains, and Canadian fundamental market data.

Revenue by Geography:

•

Interactive Data’s North American fourth-quarter 2009 revenue of $134.6 million declined by $3.6 million, or 2.6%, from the same period last year. Organic revenue for Interactive Data’s North American business, which excludes the one-month contribution of $1.0 million in revenue from the OFS data and tools assets and eliminations associated with the Company’s redistribution relationship with NDF in Japan and the OFS assets, declined 2.4% as growth in its fixed income evaluations, reference data services and web-based solutions was more than offset by revenue weakness in its real-time market data and eSignal product areas. The Company’s fourth-quarter 2009 revenue in Europe of $51.3 million was essentially unchanged from revenue in the fourth quarter of 2008. Excluding the effects of foreign exchange, fourth-quarter 2009 organic revenue in Europe declined by 6.1% primarily due to weakness within the Company’s real-time market data services and exceptionally strong fourth-quarter 2008 revenue within its Pricing and Reference Data business. Interactive Data’s Asia-Pacific revenue of $8.2 million in the fourth quarter of 2009 grew 76.5% from the fourth quarter of 2008 primarily due to incremental revenue from NDF. Excluding the effects of foreign exchange and the contribution from NDF, Asia-Pacific organic revenue declined 5.5% during the fourth quarter of 2009.

•

A table comparing revenue by geography, including the impact of foreign exchange as a percentage of total revenue for the three-month and twelve-month periods ended December 31, 2009 and 2008, for each of Interactive Data’s major geographic regions has been included on page 13 of this press release.

Other Fourth-Quarter 2009 Financial and Recent Operating Highlights

Effects of Foreign Exchange:

•

Interactive Data’s fourth-quarter 2009 revenue was favorably impacted by $4.1 million due to the effects of foreign exchange resulting from a weaker U.S. dollar in comparison with the fourth quarter of 2008. Fourth-quarter 2009 revenue before the effects of foreign exchange declined by $4.0 million, or 2.1%, over the same period in 2008. Total costs and expenses in the fourth quarter of 2009 were unfavorably impacted by $3.9 million as a result of the effects of foreign exchange. Fourth-quarter 2009 total costs and expenses before the effects of foreign exchange increased by $2.8 million, or 2.0%, over the fourth quarter of 2008.

•

A table comparing the average foreign exchange rates during the three-month and twelve-month periods ended December 31, 2009 and 2008 in three of the Company’s primary overseas currencies (as measured against the U.S. dollar) is provided on page 15 of this press release.

Cash Position, Stock Buyback Activities, and Quarterly Cash Dividend:

•

As of December 31, 2009, Interactive Data had no outstanding debt and had cash, cash equivalents and marketable securities of $306.0 million. During the fourth quarter of 2009, Interactive Data repurchased 480,000 shares of its common stock at an average price of $26.06 per share. Entering the first quarter of 2010, approximately 1.5 million shares were available for repurchase under the existing stock buyback program. During the fourth quarter of 2009, Interactive Data paid $18.9 million to stockholders in connection with its regular quarterly dividend of $0.20 per share.

Formation of Interactive Data’s Real-Time Market Data and Trading Solutions Group

•

In December 2009, Interactive Data announced the formation of the Real-Time Market Data and Trading Solutions Group, which combines the resources of its eSignal, Managed Solutions, and Real-Time Services businesses into a single organization. The formation of this new group, which is led by Jeffrey Banker, supports the Company’s plans to integrate its suite of real-time market data and innovative, hosted technology services and solutions to more effectively capitalize on opportunities in the wealth management and electronic trading sectors.

Acquisitions:

•

On December 1, 2009, Interactive Data acquired the data and tools assets of Dow Jones & Company, Inc.’s OFS business. This acquisition substantially expands Interactive Data’s growing Web-based solutions business in North America, and also creates opportunities for Interactive Data to offer OFS customers a broader range of sophisticated Web-based offerings, real-time market data services and other desktop solutions. The Company is integrating the acquired OFS assets into its U.S. Managed Solutions group, which is part of Interactive Data’s newly formed Real-Time Market Data and Trading Solutions Group.

•

On January 14, 2010, Interactive Data purchased the assets of Dubai-based Telerate Systems Limited (“TSL”), a long-time sales agent that had marketed the desktop solutions from Interactive Data’s eSignal division to the commodities, financial futures and foreign exchange trading community in the Middle East. This transaction advances Interactive Data’s strategy of expanding internationally by establishing a direct presence in the Middle East. Through this transaction, and by making investments in local content and product development, Interactive Data plans to more effectively market its entire portfolio of products and services in this region. TSL has been rebranded under the Interactive Data name.

•

On January 15, 2010, Interactive Data acquired the assets of 7ticks, LLC, an innovative provider of electronic trading networks and managed services. A growing base of proprietary trading groups, clearing firms, global investment banks, brokers, market makers, hedge funds and independent software vendors rely on 7ticks for direct exchange access, proximity hosting, and support services that are designed to facilitate ultra low latency electronic trading of North American derivatives, options and commodities securities. This acquisition supports Interactive Data’s strategy to address the latency sensitive trading needs of its institutional customers. Acquiring 7ticks accelerates Interactive Data’s plans to increase the flexibility, agility and resiliency of its network infrastructure, thereby supporting a broader range of high-quality direct exchange access and consolidated datafeed services. The 7ticks business is operated as part of Interactive Data’s newly formed Real-Time Market Data and Trading Solutions Group.

Review of Strategic Alternatives:

•

On January 15, 2010, Interactive Data announced that its Board of Directors was conducting a review of strategic alternatives for the Company. There can be no assurance on the potential outcome or timing of this review process.

Full-Year 2009 Results

•

For the year ended December 31, 2009, Interactive Data reported revenue of $757.2 million. Foreign exchange unfavorably impacted revenue by $29.1 million and acquisitions contributed a net of $14.7 million during 2009. Excluding the effects of foreign exchange and the net impact of acquisitions, 2009 organic revenue grew by 2.8%. Total costs and expenses for 2009 increased by $8.6 million, or 1.6%, to $549.5 million from 2008 levels. Net income attributable to Interactive Data for 2009 was $141.2 million, or $1.47 per diluted share. The effective tax rate for 2009 was 32.5% compared with 34.3% for 2008.

•

Interactive Data’s results for 2009 included a $10.9 million out-of-period accounting adjustment related to the write-down of certain assets and the accrual of certain liabilities associated with the Company’s European real-time market data services operation. The out-of-period accounting adjustment, which occurred in the second quarter of 2009, decreased second-quarter 2009 revenue by approximately $2.3 million and increased 2009 second-quarter total costs by approximately $8.6 million, which is mostly related to data acquisition expenses that were not properly recorded in prior periods, primarily in 2008 and the first quarter of 2009. A table summarizing the out-of-period accounting adjustment and its allocation to earlier reporting periods has been included on page 15 of this press release.

Conference Call Information

Interactive Data Corporation’s management will conduct a conference call on Tuesday, February 23, 2010 at 11:00 a.m. Eastern Time to discuss the fourth-quarter and full-year 2009 results, related financial and statistical information, and additional business matters. The dial-in number for the conference call is (706) 679-4631 and the related access code is 50971375. A live webcast of the conference call, along with related slides, will be broadcast on the investor relations section of the Company’s Web site at www.interactivedata.com and through www.streetevents.com. To listen, please register and download audio software at the site at least 15 minutes prior to the call. For those who cannot listen to the live broadcast, a replay of the call will be available from February 23 at 2:00 p.m. until Tuesday, March 9, 2010 at 2:00 p.m., and it can be accessed by dialing (706) 645-9291 or (800) 642-1687, using access code 50971375. An archived replay of the call, the related slides and other financial and statistical information presented on the conference call will also be available on the investor relations section of the Company’s Web site at www.interactivedata.com after the call is completed. The information on the Company’s Web site is not incorporated by reference into this press release.

Non-GAAP Information

In an effort to provide investors with additional information regarding our results on a generally accepted accounting principles (GAAP) basis, we also disclose the following non-GAAP information, which management believes provides the following useful information to investors:

•

Management refers to growth rates at constant foreign currency exchange rates so that business results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of our underlying business. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower than growth reported at actual exchange rates.

•

Management includes information regarding organic revenue growth, which excludes the contribution of businesses recently acquired, related intercompany eliminations and the effects of foreign currency exchange rates because management believes that facilitating period-to-period comparisons of our organic revenue growth on a constant dollar basis better reflects actual underlying business trends. As part of determining organic growth, management refers to revenue for our Interactive Data Pricing and Reference Data, Interactive Data Real-Time Services, Interactive Data Fixed Income Analytics, and eSignal businesses. Management uses this information for evaluating its business, and for forecasting and planning purposes. In addition, since we have historically reported revenue for these businesses to the investment community as part of our reports on Form 10-K and Form 10-Q, we believe that continuing to offer such information provides consistency in our financial reporting.

•

Management includes information regarding core total costs and expenses which excludes total costs and expenses associated with businesses recently acquired, and the effects of foreign exchange because management believes changes in our core total costs and expenses on a constant dollar basis better reflect actual trends in the core businesses.

•

Management includes information regarding non-GAAP income from operations, which excludes revenue and costs and expenses associated with recently acquired businesses, intercompany eliminations and the effects of foreign exchange because management believes changes in our non-GAAP income from operations on a constant dollar basis better reflect actual underlying business trends in the core businesses.

The above measures are non-GAAP financial measures and should not be considered in isolation from (and are not intended to represent an alternative measure of) revenue, total costs and expenses, income from operations, net income or cash flows provided by operating activities, each as determined in accordance with GAAP. In addition, the above measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, potential impact of customer consolidations, future challenges and opportunities. These statements include the following: that we anticipate 2010 revenue will range between $810 million and $830 million; that revenue growth will be derived from the contribution from recent acquisitions as well as improved organic revenue performance; that our anticipated revenue growth, in combination with our ongoing cost-control initiatives, will enable us to support healthy operating income margins in the range of 25% to 26%; that we will produce substantial net cash provided by operating activities; that from a strategic perspective, we move into 2010 with good momentum; that we are well positioned to help customers continue adapting to ongoing changes in technology, market structure and regulations; and that our investments will enhance and expand our services and drive even greater customer adoption of them. Our forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, but are not limited to: (i) the impact of cost-cutting pressures across the industries we serve; (ii) consolidation of financial services companies, both within an industry and across industries, or the failure of financial services firms; (iii) the intensity of competition from vendors with greater financial resources than ours and their strategic response to our services and offerings; (iv) the possibility of a prolonged outage or other major unexpected operational difficulty at any of our key facilities; (v) our ability to maintain relationships with our key suppliers and providers of market data; (vi) our ability to maintain our relationships with service bureaus and custodian banks; (vii) new technologies that could cause our offerings or services to become less competitive or obsolete; (viii) we may not be able to develop new or enhanced services or offerings in a timely manner, or at all, in response to evolving market demands; (ix) overall economic conditions; (x) a decline in activity levels in the securities markets; (xi) new legislation or changes in government or quasi-government rules, regulations, directives or standards may reduce demand for our service or increase our expenses; (xii) our ability to integrate acquisitions; (xiii) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, or to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xiv) we provide services to financial institutions that are subject to significant regulatory oversight, and any investigation of us or our customers relating to our services could be expensive, time consuming and harm our reputation; (xv) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xvi) the risks of doing business internationally, which includes the impact that changes in foreign exchange rates may have upon our results of operations; (xvii) the timing and magnitude of discrete items that may impact our effective tax rate in any given reporting period; (xviii) our ability to attract and retain key personnel; (xix) the actual timing of planned capital expenditures which may differ from our expectations; (xx) the ability of our majority shareholder to exert influence over our affairs, including the ability to approve or disapprove any corporate actions submitted to a vote of our stockholders; and other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

About Interactive Data Corporation

Interactive Data Corporation (NYSE: IDC) is a leading global provider of financial market data, analytics and related solutions to financial institutions, active traders and individual investors. The Company’s businesses supply real-time market data, time-sensitive pricing, evaluations and reference data for millions of securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial service and software companies subscribe to the Company’s services in support of their trading, analysis, portfolio management and valuation activities. Interactive Data, headquartered in Bedford, Mass., has approximately 2,400 employees in offices located throughout North America, Europe, Asia and Australia. Pearson plc (NYSE: PSO; LSE: PSON), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, is Interactive Data Corporation’s majority stockholder.

For more information about Interactive Data Corporation and its businesses, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
Director of Investor Relations	Senior Manager, Public Relations
781-687-8306	781-687-8291
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	Change	2009	2008	Change
				(Audited)
REVENUE	$194,100	$194,092	0.0%	$757,218	$750,541	0.9%
COSTS AND EXPENSES:
Cost of services	62,929	59,901	5.1%	250,105	241,880	3.4%
Selling, general and administrative	64,123	63,147	1.5%	237,041	244,248	-3.0%
Depreciation	8,838	7,028	25.8%	31,800	27,044	17.6%
Amortization	7,808	6,925	12.8%	30,523	27,686	10.2%

Total costs and expenses	143,698	137,001	4.9%	549,469	540,858	1.6%

INCOME FROM OPERATIONS	50,402	57,091	-11.7%	207,749	209,683	-0.9%
Interest income	324	1,360	-76.2%	1,819	7,568	-76.0%

INCOME BEFORE INCOME TAXES	50,726	58,451	-13.2%	209,568	217,251	-3.5%
Income tax expense	17,677	18,322	-3.5%	68,162	74,582	-8.6%

NET INCOME	$33,049	$40,129	-17.6%	$141,406	$142,669	-0.9%
Less: Net income attributable to noncontrolling interest	—	(21)	—	(172)	(21)	—

NET INCOME ATTRIBUTABLE TO INTERACTIVE DATA CORPORATION	$33,049	$40,108	-17.6%	$141,234	$142,648	-1.0%

EARNINGS PER SHARE- INTERACTIVE DATA CORPORATION:
Basic	$0.35	$0.43	-18.6%	$1.50	$1.52	-1.3%
Diluted	$0.34	$0.42	-19.0%	$1.47	$1.48	-0.7%
Cash dividends declared per common share*	$0.20	$0.20	0.0%	$0.60	$0.65	-7.7%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	94,299	93,654	0.7%	94,001	93,984	0.0%
Diluted	96,436	95,627	0.8%	96,200	96,674	-0.5%

*	The payment of certain quarterly cash dividends did not occur in the quarter in which it was declared.

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2009	December 31, 2008
	(Unaudited)
ASSETS

Assets:
Cash and cash equivalents	$209,946	$154,162
Marketable securities	96,077	74,616
Accounts receivable, net	108,349	109,052
Prepaid expenses and other current assets	21,810	16,039
Deferred income taxes	6,532	6,511

Total current assets	442,714	360,380

Property and equipment, net	123,245	109,210
Goodwill	570,256	550,282
Intangible assets, net	138,988	157,723
Other assets	5,968	4,930

Total Assets	$1,281,171	$1,182,525

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$20,957	$17,011
Accrued liabilities	76,195	85,088
Payables to affiliates	1,999	47
Income taxes payable	4,500	6,532
Deferred revenue	34,586	34,106
Dividends payable	—	18,705

Total current liabilities	138,237	161,489

Income taxes payable	10,986	11,158
Deferred tax liabilities	33,871	39,057
Other liabilities	15,971	10,418

Total Liabilities	199,065	222,122

Equity:
Interactive Data Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	1,046	1,027
Additional paid-in-capital	1,019,133	976,651
Treasury stock, at cost	(221,246)	(190,000)
Accumulated earnings	279,096	194,733
Accumulated other comprehensive income (loss)	4,077	(22,604)

Total Interactive Data Corporation stockholders’ equity	1,082,106	959,807
Noncontrolling interest	—	596

Total Equity	1,082,106	960,403

Total Liabilities and Equity	$1,281,171	$1,182,525

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2009	2008
	(Unaudited)
Cash flows provided by (used in) operating activities:
Net income	$141,406	$142,669
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,323	54,730
Amortization of discounts and premiums on marketable securities, net	1,948	648
Deferred income taxes	(6,292)	855
Excess tax benefits from stock-based compensation	(2,768)	(2,020)
Stock-based compensation	16,180	14,344
Provision for doubtful accounts and sales credits	1,813	(510)
Loss on dispositions of fixed assets	729	325
Changes in operating assets and liabilities, net
Accounts receivable	2,233	(1,839)
Prepaid expenses and other assets	(1,969)	(332)
Accounts and taxes payable and payable to affiliates, net	6,887	(9,993)
Accrued expenses and other liabilities	(13,210)	(2,602)
Deferred revenue	(1,146)	(33)

NET CASH PROVIDED BY OPERATING ACTIVITIES	208,134	196,242

Cash flows provided by (used in) investing activities:
Purchase of fixed assets	(42,829)	(45,509)
Business acquisitions, net of cash acquired	(16,731)	(43,666)
Purchase of marketable securities	(257,390)	(172,068)
Proceeds from maturities of marketable securities	233,957	170,281

NET CASH USED IN INVESTING ACTIVITIES	(82,993)	(90,962)

Cash flows provided by (used in) financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	23,379	17,010
Purchase of treasury stock	(30,670)	(52,494)
Common stock cash dividends paid	(75,273)	(103,596)
Excess tax benefits from stock-based compensation	2,768	2,020

NET CASH USED IN FINANCING ACTIVITIES	(79,796)	(137,060)

Effect of change in exchange rates on cash and cash equivalents	10,439	(19,528)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	55,784	(51,308)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	154,162	205,470

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$209,946	$154,162

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Revenue Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Intercompany Eliminations Resulting from Acquisitions*

Unaudited

(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	Change	2009	2008	Change
Revenue
Institutional Services:
Pricing and Reference Data	$127,631	$124,505	2.5%	$499,385	$475,803	5.0%
Real-Time Services	37,310	38,951	-4.2%	141,302	152,989	-7.6%
Fixed Income Analytics	8,563	8,458	1.2%	33,156	32,846	0.9%

Institutional Services total	173,504	171,914	0.9%	673,843	661,638	1.8%

Active Trader Services:
eSignal	20,596	22,178	-7.1%	83,375	88,903	-6.2%

Active Trader Services total	20,596	22,178	-7.1%	83,375	88,903	-6.2%

Total revenue	194,100	194,092	0.0%	757,218	750,541	0.9%

Effects of foreign exchange
Institutional Services:
Pricing and Reference Data	(1,944)	—	—	18,453	—	—
Real-Time Services	(1,990)	—	—	8,932	—	—
Fixed Income Analytics	(3)	—	—	46	—	—

Institutional Services total	(3,937)	—	—	27,431	—	—

Active Trader Services:
eSignal	(117)	—	—	1,677	—	—

Active Trader Services total	(117)	—	—	1,677	—	—

Total effects of foreign exchange	(4,054)	—	—	29,108	—	—

Non-GAAP revenue before effects of foreign exchange	190,046	194,092	-2.1%	786,326	750,541	4.8%

Acquisition-related revenue
Acquisition-related revenue - OFS	(977)	—	—	(977)	—	—
Acquisition-related revenue - NTT DATA Financial	(3,398)	(485)	—	(13,397)	(485)	—
Acquisition-related revenue - Kler’s	—	—	—	(5,984)	—	—

Total effects of acquisition-related revenue	(4,375)	(485)	—	(20,358)	(485)	—

Non-GAAP revenue before effects of foreign exchange and acquisition-related revenue	185,671	193,607	-4.1%	765,968	750,056	2.1%

Intercompany eliminations
Intercompany eliminations - OFS	—	(72)	—	—	(72)	—
Intercompany eliminations - NTT DATA Financial	—	(1,250)	—	—	(5,076)	—

Non-GAAP revenue before above factors*	$185,671	$192,285	-3.4%	$765,968	$744,908	2.8%

*	Also referred to in this news release as organic revenue

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Interactive Data Pricing and Reference Data Revenue

Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Intercompany Eliminations Resulting from Acquisitions

Unaudited

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
Interactive Data Pricing and Reference Data revenue	$127,631	$124,505	2.5%	$499,385	$475,803	5.0%
Effects of foreign exchange	(1,944)	—	—	18,453	—	—

	125,687	124,505	0.9%	517,838	475,803	8.8%
Acquisition-related revenue - NTT DATA Financial	(3,398)	(485)	—	(13,397)	(485)	—
Acquisition-related revenue - Kler’s	—	—	—	(5,984)	—	—
Intercompany eliminations - OFS	—	(27)	—	—	(27)	—
Intercompany eliminations - NTT DATA Financial	—	(1,250)	—	—	(5,076)	—

Non-GAAP revenue *	$122,289	$122,743	-0.4%	$498,457	$470,215	6.0%

* Also referred to in this news release as organic revenue
Interactive Data Real-Time Services Revenue Before Effects of Foreign Exchange Unaudited (In thousands)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
Interactive Data Real-Time Services revenue	$37,310	$38,951	-4.2%	$141,302	$152,989	-7.6%
Effects of foreign exchange	(1,990)	—	—	8,932	—	—

Non-GAAP revenue before effects of foreign exchange	$35,320	$38,951	-9.3%	$150,234	$152,989	-1.8%
Acquisition-related revenue - OFS	(977)	—	—	(977)	—	—
Intercompany eliminations - OFS	—	(45)	—	—	(45)	—

Non-GAAP revenue *	$34,343	$38,906	-11.7%	$149,257	$152,944	-2.4%

* Also referred to in this news release as organic revenue Interactive Data Fixed Income Analytics Revenue Before Effects of Foreign Exchange Unaudited (In thousands)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
Interactive Data Fixed Income Analytics revenue	$8,563	$8,458	1.2%	$33,156	$32,846	0.9%
Effects of foreign exchange	$(3)	$—	—	$46	$—	—

Non-GAAP revenue *	$8,560	$8,458	1.2%	$33,202	$32,846	1.1%

* Also referred to in this news release as organic revenue eSignal Revenue Before Effects of Foreign Exchange Unaudited (In thousands)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
eSignal revenue	$20,596	$22,178	-7.1%	$83,375	$88,903	-6.2%
Effects of foreign exchange	(117)	—	—	1,677	—	—

Non-GAAP revenue *	$20,479	$22,178	-7.7%	$85,052	$88,903	-4.3%

* Also referred to in this news release as organic revenue

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Revenue by Geography Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Related Intercompany Eliminations Resulting from Acquisitions

Unaudited

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
Revenue by Geography
North America	$134,635	$138,224	-2.6%	$532,018	$529,586	0.5%
Europe	51,254	51,215	0.1%	193,682	202,554	-4.4%
Asia-Pacific	8,211	4,653	76.5%	31,518	18,401	71.3%

Total revenue	$194,100	$194,092	0.0%	$757,218	$750,541	0.9%

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
Revenue by Geography as a percentage of revenue
North America	69.4%	71.2%	-1.8%	70.3%	70.6%	-0.3%
Europe	26.4%	26.4%	0.0%	25.6%	27.0%	-1.4%
Asia-Pacific	4.2%	2.4%	1.8%	4.2%	2.5%	1.7%

Total revenue	100.0%	100.0%	0.0%	100.0%	100.0%	0.0%

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
Revenue - North America	$134,635	$138,224	-2.6%	$532,018	$529,586	0.5%
Acquisition-related revenue - OFS	(977)	—	—	(977)	—	—
Intercompany eliminations - OFS	—	(72)	—	—	(72)	—
Intercompany eliminations - NTT DATA Financial	—	(1,250)	—	—	(5,076)	—

Non-GAAP revenue*	$133,658	$136,902	-2.4%	$531,041	$524,438	1.3%

* Also referred to in this news release as organic revenue

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
Revenue - Europe	51,254	51,215	0.1%	193,682	202,554	-4.4%
Effects of foreign exchange	(3,181)	—	—	28,192	—	—

Non-GAAP revenue before effects of foreign exchange	$48,073	$51,215	-6.1%	$221,874	$202,554	9.5%
Acquisition-related revenue - Kler’s	—	—		(5,984)	—

Non-GAAP revenue*	$48,073	$51,215	-6.1%	$215,890	$202,554	6.6%

* Also referred to in this news release as organic revenue

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
Revenue - Asia Pacific	8,211	4,653	76.5%	31,518	18,401	71.3%
Effects of foreign exchange	(873)	—	—	916	—	—

Non-GAAP revenue before effects of foreign exchange	$7,338	$4,653	57.7%	$32,434	$18,401	76.3%
Acquisition-related revenue - NTT DATA Financial	(3,398)	(485)		(13,397)	(485)

Non-GAAP revenue*	$3,940	$4,168	-5.5%	$19,037	$17,916	6.3%

* Also referred to in this news release as organic revenue

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Total Costs and Expenses Before Effects of Acquisition-Related

Total Costs and Expenses, and Foreign Exchange

Unaudited

(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	Change	2009	2008	Change
Total costs & expenses	$143,698	$137,001	4.9%	$549,469	$540,858	1.6%

Effects of foreign exchange	(3,936)	—	—	18,792	—	—

Total costs & expenses before the effects of foreign exchange	139,762	137,001	2.0%	568,261	540,858	5.1%

Effects of foreign exchange primarily related to the revaluation of overseas bank balances	(529)	273	—	(1,654)	5,102	—

Total costs & expenses before all foreign exchange-related items	139,233	137,274	1.4%	566,607	545,960	3.8%

Acquisition-related costs & expenses
Total costs & expenses – OFS	(708)	—	—	(708)
Total costs & expenses – NTT DATA Financial	(1,939)	(387)	—	(7,011)	(387)	—
Total costs & expenses – Kler’s	—	—	—	(3,219)	—	—

	(2,647)	(387)	—	(10,938)	(387)	—

Non-GAAP total costs & expenses before above factors	$136,586	$136,887	-0.2%	$555,669	$545,573	1.9%

Income from Operations* Before Effects of Acquisitions and Foreign Exchange

Unaudited

(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	Change	2009	2008	Change
Non-GAAP revenue before above factors	$185,671	$192,285	-3.4%	$765,968	$744,908	2.8%

Non-GAAP total costs and expenses before above factors	136,586	136,887	-0.2%	555,669	545,573	1.9%

Non-GAAP operating profit from core businesses*	$49,085	$55,398	-11.4%	$210,299	$199,335	5.5%

*	Also referred to in this news release as underlying operating profitability

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Impact of Pension Expense on Net Income

Unaudited

(In thousands)

	Three Months Ended December 31,
	2009 (GAAP)	Adjustment	2009 Non-GAAP
REVENUE	$194,100	$—	$194,100
COSTS AND EXPENSES:
Cost of services	62,929	—	62,929
Selling, general and administrative	64,123	(3,428)	60,695
Depreciation	8,838	—	8,838
Amortization	7,808	—	7,808

Total costs and expenses	143,698	(3,428)	140,270

INCOME FROM OPERATIONS	50,402	3,428	53,830
Interest income	324	—	324

INCOME BEFORE INCOME TAXES	50,726	3,428	54,154
Income tax expense	17,677	1,195	18,872

NET INCOME	$33,049	$2,233	$35,282
Less: Net income attributable to noncontrolling interest	—	—	—

NET INCOME ATTRIBUTABLE TO INTERACTIVE DATA CORPORATION	$33,049	$—	$35,282

SUPPLEMENTARY DATA

Average Foreign Exchange Rates

(1 Local Currency Unit to the U.S. dollar)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2009	2008	$ Change	% Change	2009	2008	$ Change	% Change
GBP to USD	$1.63	$1.57	$0.06	3.8%	$1.56	$1.85	$(0.29)	-15.7%
EUR to USD	$1.48	$1.32	$0.16	12.1%	$1.39	$1.47	$(0.08)	-5.4%
AUD to USD	$0.91	$0.67	$0.24	35.8%	$0.79	$0.85	$(0.06)	-7.1%

Out-of-Period Accounting Adjustment*

(In thousands)

	Three Months Ended March 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Total
Decrease in Revenue	$191	$1,694	$200	$209	$2,294

Increase in Total Costs and Expenses	1,308	6,554	611	122	8,595

Total	$1,499	$8,248	$811	$331	$10,889

*	The out-of-period accounting adjustment detailed above occurred in the second quarter of 2009 and it was related to the write down of certain assets and the accrual of certain liabilities associated with the Company’s European real-time market data services operation within the Institutional Services Segment.